UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2013

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 19, 2013, Ixia (the “Company”) filed a Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission relating to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Form 10-K”). In the Form 12b-25, the Company reported that it was unable to file the Form 10-K by the prescribed due date of March 18, 2013 without unreasonable effort or expense, and that the Company expects to file the Form 10-K within the extension period of 15 calendar days provided under Rule 12b-25 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As indicated in the Form 12b-25, the Company has decided that it needs to correct an error related to the manner in which it recognizes revenues for its warranty and software maintenance contracts and therefore requires additional time to complete its consolidated financial statements as of and for the three years ended December 31, 2012 and its assessment of its internal control over financial reporting as of December 31, 2012. The change in accounting treatment will generally result in a shift of revenue between accounting periods and will not have any impact on the total revenue recognized over the life of a warranty and software maintenance contract, although the timing of the recognition of such revenue will commence earlier and end earlier than would be the case under the Company’s previously used accounting treatment.

Based on information available to date and as noted in the Form 12b-25, the Company currently estimates that, as a result of the correction, the Company’s total revenue for the year ended December 31, 2012 will increase by approximately one-half of one percent (or less) over the amount previously reported by the Company. The Company estimates that its total revenue for the years ended December 31, 2011 and 2010 will increase by approximately one-half of one percent over the amounts previously reported by the Company for such years.

The Company is filing this Current Report on Form 8-K to report that, based on information available to date, the Company also does not expect the change in accounting treatment to have a material effect on the Company’s revenues for future reporting periods.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated consequences of the Company’s error related to the manner in which it recognizes revenues for the Company’s warranty and software maintenance contracts, the expected timing of the Company’s filing of the Form 10-K and the Company’s expectations regarding total revenue in the quarter ending March 31, 2013. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict or the like. Such forward-looking statements reflect the current intent, belief and expectations of our management and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include, among other things, the risks that the Company and/or its independent auditors may identify errors in the estimates of the effects of the change in accounting treatment on the Company’s financial results, that the completion and filing of the Form 10-K will take longer than expected, that the estimated sales of the Company’s products and services during the remainder of the 2013 first quarter will not be realized, and risks relating to customer demand for our products and services and the timing of customer orders, the anticipated benefits and synergies of our recent acquisitions of Anue Systems, Inc. and BreakingPoint Systems, Inc., changes in the global economy, competition, war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain and/or impact the delivery of our products. Such factors also include those identified in our Annual Report on Form 10-K for the year ended December 31, 2011, and in our other filings with the U.S. Securities and Exchange Commission. All forward-looking statements contained herein are based on information available to the Company as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: March 19, 2013	By:	/s/ Thomas B. Miller
Thomas B. Miller
Chief Financial Officer

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